Exhibit 99.1

Mannatech Reports Continued Growth in Revenues

The Company continues to report an increase in revenues.

Coppell, Texas – May 10, 2004 – Mannatech, Incorporated (NASDAQ: MTEX) announced its consolidated net sales, net income, and diluted earnings per share for the three months ended March 31, 2004 were $58.4 million, $3.1 million, and $0.11 per share, respectively. Compared to the same period in 2003, sales increased $17.9 million, or 44.3%, net income increased $1.7 million, or 118.8%, which more than doubled; and diluted earnings per share increased $0.05, for an increase of 83.3%. Quarterly sales for the first quarter of 2004 for the international developer of nutritional supplements, topical products and weight management products was $58.4 million, which set a new quarterly sales record and surpassed its previous best quarterly sales record by $4.1 million, or 7.6%. Mannatech largely attributes its increase in revenues and earnings per share to the continued increase in building momentum from both new and existing associates and members. Net sales by country for the three months ended March 31, in millions, and as a percentage of net sales are as follows:

	United States	Canada	Australia	United Kingdom	Japan	New Zealand	Total

2004	$36.8 63.0%	$4.7 8.0%	$6.5 11.1%	$2.8 4.8%	$5.0 8.6%	$2.6 4.5%	$58.4 100%

2003	$28.0 69.1%	$3.9 9.6%	$2.6 6.4%	$0.6 1.5%	$4.0 9.9%	$1.4 3.5%	$40.5 100%

% increase 2004 over 2003	31.4%	20.5%	150.0%	366.7%	25.0%	85.7%	44.3%

Mannatech also attributed its improved financial performance to its ability to control its operating expenses and the September 2003 launch of its new antioxidant product in the United States and Canada, called Ambrotose AO™.

Samuel L. Caster, Mannatech’s Chairman and Chief Executive Officer stated, “Once again Mannatech broke its highest sales record for any one quarter and we are enthusiastic about the remainder of 2004, as historically our first quarter is the lowest sales quarter of the calendar year. In addition, attendance at Mannafest, our annual corporate-sponsored event held each March, almost doubled in 2004 as compared to the attendance at our annual event in 2003. We believe our steady growth and profitability has built a strong and solid foundation, which will be further strengthened by our planned international launch into South Korea in the third quarter of 2004 and planned entry into Taiwan in the first quarter of 2005, coupled with our planned rollout of our newest product, Ambrotose AO™, this year into the United Kingdom, Japan, Australia, and New Zealand.”

Mr. Caster also stated “We continue to be encouraged by the sales efforts from our independent associates, whose activity brought 141,000 new consumers to Mannatech for the twelve-months ended March 31, 2004 compared to 100,000 new consumers for the same period in 2003. We remain fully committed to pledging our support to our customers, independent associates, and to our shareholders as we believe in our products, our company, our people, and our future.”

The number of new and continuing Mannatech independent associates and members who purchased Mannatech’s products within the last 12 months is as follows:

	For the twelve months ended March 31,
	2003		2004
New	100,000	47.2%	141,000	49.1%
Continuing	112,000	52.8%	146,000	50.9%

Total	212,000	100.0%	287,000	100.0%

About Mannatech, Incorporated

Mannatech, based in Coppell, Texas, is a wellness solution provider that sells its products through a global network-marketing system throughout the United States and the international markets of Canada, Australia, the United Kingdom, Japan and New Zealand. For additional information about Mannatech, please visit its corporate website: www.mannatech.com.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,”“attributes,” “continues to be encouraged,” “believes,” and “plans” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that its expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions its readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

(Unaudited financial schedules to follow)

Contact:

Mannatech, Incorporated

Stephen Fenstermacher

972-471-6512

IR@mannatech.com

MANNATECH, INCORPORATED

CONSOLIDATED BALANCE SHEETS—UNAUDITED

(in thousands, except share amounts)

	December 31, 2003	March 31, 2004
ASSETS
Cash and cash equivalents	$28,291	$26,774
Restricted cash	2,140	392
Investments	—	2,146
Accounts receivable	134	398
Current portion of notes receivable from shareholders	55	—
Inventories	7,861	9,034
Prepaid expenses and other current assets	2,084	2,560
Deferred tax assets	2,363	2,368

Total current assets	42,928	43,672
Property and equipment, net	5,514	5,278
Long-term investments	9,994	13,006
Notes receivable from shareholders, excluding current portion	150	152
Deferred tax assets	631	645
Restricted cash	—	211
Other assets	806	600

Total assets	$60,023	$63,564

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of capital leases and notes payable	$16	$12
Accounts payable	2,687	2,263
Accrued expenses	19,940	21,171
Deferred revenue	3,142	5,037
Current portion of accrued severance related to former executives	953	731

Total current liabilities	26,738	29,214
Capital leases and notes payable, excluding current portion	32	34
Accrued severance related to former executives, excluding current portion	359	272
Long-term liabilities	106	245
Deferred tax liabilities	—	13

Total liabilities	27,235	29,778

Commitments and contingencies	—	—
Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 26,227,171 shares issued and 26,183,422 outstanding in 2003 and 26,399,505 shares issued and 26,325,190 outstanding in 2004	3	3
Additional paid-in capital	24,175	24,848
Retained earnings	9,271	9,752
Accumulated other comprehensive loss	(422)	(255)

	33,027	34,348

Less treasury stock, at cost, 43,749 shares in 2003 and 74,315 in 2004	(239)	(562)

Total shareholders’ equity	32,788	33,786

Total liabilities and shareholders’ equity	$60,023	$63,564

MANNATECH, INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS—UNAUDITED

(in thousands, except per share information)

	For the three months ended March 31,
	2003	2004
Net sales	$40,470	$58,386
Cost of sales	6,697	8,657
Commissions and incentives	16,341	25,866

	23,038	34,523

Gross profit	17,432	23,863
Operating expenses:
Selling and administrative expenses	9,830	12,305
Other operating costs	5,725	6,984

Total operating expenses	15,555	19,289

Income from operations	1,877	4,574
Interest income	76	138
Interest expense	(2)	—
Other income (expense), net	112	(93)

Income before income taxes	2,063	4,619
Income tax expense	(644)	(1,514)

Net income	$1,419	$3,105

Earnings per common share:
Basic	$0.06	$0.12

Diluted	$0.06	$0.11

Weighted-average common shares outstanding:
Basic	25,135	26,279

Diluted	25,251	27,414